            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  53  to
Registration  Statement No.  2-93177 on Form N-1A of our reports dated  February
13, 2008,  relating to the  financial  statements  and  financial  highlights of
Oppenheimer  Variable Account Funds,  including  Oppenheimer  Global  Securities
Fund/VA,  Oppenheimer  Balanced  Fund/VA,  Oppenheimer  Main  Street  Small  Cap
Fund/VA,   Oppenheimer  Strategic  Bond  Fund/VA,   Oppenheimer  Value  Fund/VA,
Oppenheimer  Capital  Appreciation  Fund/VA,  Oppenheimer  High Income  Fund/VA,
Oppenheimer Core Bond Fund/VA,  Oppenheimer  Money Fund/VA,  Oppenheimer  MidCap
Fund/VA,  and Oppenheimer Main Street Fund/VA  appearing in the Annual Report on
Form N-CSR of Oppenheimer Variable Account Funds for the year ended December 31,
2007,  and to the  references to us under the headings  "Independent  Registered
Public  Accounting  Firm"  in  the  Statement  of  Additional   Information  and
"Financial  Highlights" in the Prospectus,  which are part of such  Registration
Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 21, 2008